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                                                                      Exhibit 21
                                                                     (unaudited)

               PHILADELPHIA SUBURBAN CORPORATION AND SUBSIDIARIES



The following table lists the significant subsidiaries and other active subsidiaries of Philadelphia Suburban Corporation at December 31, 2001:


                  Pennsylvania Suburban Water Company (Pa.)
                  Suburban Environmental Services, Inc. (Pa.)
                  Little Washington Wastewater Company (Pa.)
                  Consumers Water Company (Pa.)
                  Consumers Ohio Water Company (Ohio)
                  Consumers Applegrove Water Company (Ohio)
                  Consumers Illinois Water Company (Illinois)
                  Consumers New Jersey Water Company (New Jersey)
                  Consumers Maine Water Company (Maine)
                  Consumers North Carolina Water Company, Inc. (North Carolina) Hawley Water Company (Pa)
                  Utility & Municipal Services, Inc. (Pa)